UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Capricor Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
CAPRICOR THERAPEUTICS, INC.
8840 Wilshire Blvd., 2nd Floor
Beverly Hills, California 90211
Telephone: (310) 358-3200
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 29, 2019
Dear Stockholders of Capricor Therapeutics, Inc.:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Capricor Therapeutics, Inc., a Delaware corporation (the “Company”), or any adjournment or postponement thereof. The Annual Meeting will be held at the Company’s principal executive offices located at 8840 Wilshire Blvd., 2nd Floor, Beverly Hills, California 90211, on May 29, 2019 at 10:00 a.m. (PDT). The Annual Meeting will be held for the following purposes:
1.
To elect the six (6) nominees to the Company’s board of directors to serve until the 2020 Annual Meeting of Stockholders;

2.
To ratify the appointment of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;

3.
To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-3 to 1-for-15, with such ratio to be determined in the discretion of our board of directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our board of directors in its sole discretion;

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To authorize an adjournment of the meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 3; and

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To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

All of our stockholders of record as of April 18, 2019 are entitled to attend and vote at the meeting and at any adjournments or postponements thereof.
These items of business are more fully described in the proxy statement accompanying this Notice.
The Company’s board of directors has fixed the close of business on April 18, 2019 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The proxy statement and the enclosed proxy card are available at http://www.capricor.com/inv_sec.html

Under rules issued by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

You may vote your shares at the Annual Meeting only if you are present in person or represented by proxy. All stockholders are invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the enclosed envelope as promptly as possible. If you attend the Annual Meeting, you may withdraw the proxy and vote in person. If you have any questions regarding the completion of the enclosed proxy or would like directions to the Annual Meeting, please call (310) 358-3200.

By Order of the Board of Directors,
CAPRICOR THERAPEUTICS, INC.

Linda Marbán, Ph.D.
Chief Executive Officer and a Director
Beverly Hills, California
[**], 2019

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
CAPRICOR THERAPEUTICS, INC.
8840 Wilshire Blvd., 2nd Floor
Beverly Hills, California 90211
PROXY STATEMENT
For the 2019 Annual Meeting of Stockholders
To Be Held on May 29, 2019
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the board of directors (the “Board”) of Capricor Therapeutics, Inc. (sometimes referred to as “we”, “us”, or the “Company”) is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.
We intend to mail the proxy solicitation materials, combined with the Annual Report on Form 10-K for our fiscal year ended December 31, 2018, including financial statements, to stockholders on or about April [**], 2019. The information on our web site is not part of this proxy statement.
How do I attend the Annual Meeting?
The Annual Meeting will be held on May 29, 2019 at 10:00 a.m. PDT at our principal executive offices located at 8840 Wilshire Blvd., 2nd Floor, Beverly Hills, California 90211. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 18, 2019 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were [**] shares of our common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If at the close of business on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?
There are four (4) matters scheduled for a vote:
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Election of six (6) nominees to the Board; and

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Ratification of the Audit Committee’s selection of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;

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To amend the Company’s Amended and Restated Certificate of Incorporation, to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock at a ratio of between 1-for-3 and 1-for-15, with such ratio to be determined at the sole discretion of the Board and with such Reverse Stock Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion; and

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To approve the adjournment of the Annual Meeting in order to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the Proposals described above (the “Adjournment Proposal”).

What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
What is the Board’s voting recommendation?
The Board recommends that you vote your shares:
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“For” the election of all six (6) nominees to the Board;

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“For” the ratification of the Audit Committee’s selection of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;

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“For” an amendment to Company’s Amended and Restated Certificate of Incorporation, to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock at a ratio of between 1-for-3 and 1-for-15, with such ratio to be determined at the sole discretion of the Board and with such Reverse Stock Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion; and

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“For” approval for an adjournment of the Annual Meeting in order to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the Proposals described above.

How do I vote?
With respect to the election of directors, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the ratification of the Audit Committee’s selection of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, for the amendment to Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock at a ratio of between 1-for-3 and 1-for-15 and for approval for an adjournment of the Annual Meeting in order to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple and depend upon whether your shares are registered in your name or are held by a bank, broker or other agent.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

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To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

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To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
How many votes do I have?
On each matter to be voted upon, you have one (1) vote for each share of common stock you own as of the close of business on April 18, 2019, the Record Date.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted in accordance with the recommendations of the Board.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by mail, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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You may submit another properly completed proxy card with a later date.

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You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 8840 Wilshire Blvd., 2nd Floor, Beverly Hills, California 90211.

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You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card is the one that is counted.
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent. How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “For,” “Withhold” and broker non-votes; and, with respect to the other three proposals, votes “For” and “Against,” abstentions and broker non-votes.

What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other agent holding the shares as to how to vote on matters deemed “non-routine”. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other agent holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other agent can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, which generally apply to all brokers, banks or other nominees, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), amendments to equity plans, and executive compensation, including advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation. We believe that the ratification of the selection of the independent registered public accounting firm, the approval of the Reverse Stock Split and the approval of an adjournment of the Annual Meeting if necessary to solicit additional proxies will all generally considered to be “routine” matters for which brokers, banks or other nominees generally have discretionary voting power. Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.
How many votes are needed to approve each proposal?
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Directors are elected by a “plurality” of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote for directors. Therefore, for the election of directors, the six (6) nominees receiving the most “For” votes (from the holders of the votes of the shares present in person or represented by proxy and entitled to vote for directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

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To be approved, Proposal No. 2, the ratification of the Audit Committee’s selection of Rose, Snyder & Jacobs LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019, must receive more votes “For” the proposal than votes “Against” the proposal. Abstentions and broker non-votes will have no effect.

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To be approved, Proposal No. 3, to amend the Company’s Amended and Restated Certificate of Incorporation, to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock at a ratio of between 1-for-3 and 1-for 15, with such ratio to be determined at the sole discretion of the Board and with such Reverse Stock Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion, must receive votes “For” the proposal from a majority of the shares outstanding on the Record Date. Accordingly, abstentions and broker non-votes will have the same effect as “Against” votes.

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To be approved, Proposal No. 4, to approve the adjournment of the Annual Meeting in order to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal 3, must receive more votes “For” the proposal than votes “Against” the proposal. Abstentions and broker non-votes will have no effect.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the Record Date, there were [**] shares outstanding and entitled to vote. Thus, the holders of  [**] shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (the “SEC”) within four (4) business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four (4) business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Form 8-K to publish the final results.
I also have received a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Is that a part of the proxy materials?
We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, with the SEC on March 29, 2019, and on April 1, 2019, we filed an amendment thereto on Form 10-K/A. A copy of our Annual Report, as amended, accompanies this proxy statement. This document constitutes our Annual Report to Stockholders, and is being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the Annual Report, as amended, is not incorporated into this proxy statement and should not be considered proxy solicitation material.
When are stockholder proposals due for next year’s annual meeting?
Stockholders may submit proposals on matters appropriate for stockholder action at the 2020 Annual Meeting of Stockholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. To be considered for inclusion in proxy materials for our 2020 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing no later than December [**], 2019 to our Corporate Secretary at 8840 Wilshire Blvd., 2nd Floor, Beverly Hills, California 90211. However, if the date of the 2020 Annual Meeting of Stockholders is convened more than 30 days before, or delayed by more than 30 days after, May 29, 2020, to be considered for inclusion in proxy materials for our 2020 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing to our Corporate Secretary at 8840 Wilshire Blvd., 2nd Floor, Beverly Hills, California 90211 a reasonable time before we begin to print and send our proxy materials for our 2020 Annual Meeting of Stockholders. If you would like to submit a matter for consideration at our 2020 Annual Meeting of Stockholders (including any stockholder proposal not submitted under Rule 14a-8 or any director nomination) that will not be included in the proxy statement for that annual meeting, it must be received by our Corporate Secretary a reasonable period of time prior to the 2020 Annual Meeting of Stockholders. Please review our bylaws, which contain requirements regarding advance notice of stockholder proposals. You may view our bylaws by visiting the SEC’s Internet website at www.sec.gov.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
The Board currently consists of seven (7) directors. Mr. Joshua Kazam has decided not to stand for re-election, therefore there are six (6) nominees for election to the Board this year. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a member of the Board and was re-elected to the Board at the last Annual Meeting of Shareholders held on June 8, 2018.
Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote for directors. The six (6) nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six (6) nominees named below. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether any nominee is elected. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
Nominees
The Nominating and Corporate Governance Committee recommended, and the Board approved, each of the nominees for election to the Board at the 2019 Annual Meeting of Stockholders. There are no family relationships between or among any of our executive officers, directors or nominees for director.
The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high -level management experience necessary to oversee and direct our business. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee, and for the Board as a whole to approve the nomination of that person to the Board.
Information Regarding the Board of Directors and Corporate Governance
Name	Age as of April 15, 2019	Positions Held
Linda Marbán, Ph.D.	55	President, Chief Executive Officer and Director
Frank Litvack, M.D.	63	Executive Chairman and Director
Earl M. (Duke) Collier, Jr.	71	Director
David B. Musket	61	Director
Louis Manzo	81	Director
George W. Dunbar, Jr.	72	Director
Linda Marbán, Ph.D.   Dr. Marbán is currently serving as our Chief Executive Officer, and has served in that capacity and on the Board since November 2013. As co-founder of Capricor, Inc., our wholly-owned subsidiary, Dr. Marbán has been with Capricor, Inc. since 2005 and became its Chief Executive Officer in 2010. She combines her background in research with her business experience to lead the Company and create a path to commercialization for its novel therapies. Dr. Marbán was the lead negotiator in procuring the license agreements that are the foundation of the Company’s intellectual property portfolio. Under her direction as Chief Executive Officer, the Company has secured approximately $30.0 million in non-dilutive grant awards which have funded our research and development programs and a loan award which funded Capricor, Inc.’s ALLSTAR clinical trial. Dr. Marbán’s deep knowledge of the cardiac space, in particular, allows her to provide unique direction for the Company’s development and growth. From 2003 to 2009, Dr. Marbán was with Excigen, Inc., a biotechnology start-up company, where she was responsible for business development, operations, pre-clinical research, and supervising the development of gene therapy products in a joint development agreement with Genzyme Corp. While at Excigen, she also negotiated a joint development and sublicense agreement with Medtronic Corp. utilizing Excigen’s technology and supervised the building of a lab in which the work was to be performed. Dr. Marbán began her career in academic science, first at the Cleveland Clinic Foundation working on the biophysical properties of cardiac muscle. That work continued when she moved to a postdoctoral fellowship at Johns Hopkins University (“JHU”). While at JHU, she advanced to the rank of Research Assistant Professor in the Department of Pediatrics, continuing her work on the mechanism of contractile dysfunction in heart failure. Her tenure at JHU ran from 2000 to 2003. Dr. Marbán earned a Ph.D. from Case Western Reserve University in cardiac physiology.
Frank Litvack, M.D., FACC.   Dr. Litvack is currently serving as our Executive Chairman, and has served in that capacity and on the Board since November 2013. Dr. Litvack is a native of Canada. He completed medical school and residency at McGill University in Montreal and a Cardiovascular Fellowship at Cedars-Sinai Medical Center in Los Angeles, where he subsequently became co-director of the Cardiovascular Intervention Center and Professor of Medicine at UCLA. There he led a prominent clinical and research program known for its excellence in innovation, care and leadership in Translational Medicine. Dr. Litvack was board-certified in Internal Medicine, Cardiovascular Diseases and Interventional Cardiology. He has published more than one hundred research articles and chapters and is the recipient of several awards, including an American Heart Association Young Investigator Award, the Leon Goldman Medical Excellence Award for contributions to the field of biomedical optics and the United States Space Technology and Space Foundation Hall of Fame for pioneering work with the excimer laser. Dr. Litvack left full time practice and academics in 2000 to concentrate on entrepreneurial activities. Dr. Litvack has founded and operated several healthcare ventures, both as chairman and/or chief executive officer, including Progressive Angioplasty Systems Inc., a medical device company that was acquired by United States Surgical Corp. in 1998; Savacor, Inc., a medical device company that was acquired by St. Jude Medical in 2005; and Conor Medsystems, Inc., a publicly traded medical device company that was acquired by Johnson & Johnson in 2007. He presently sits on the boards of several early-stage healthcare companies including V-Wave Medical Ltd. and Recor Medical, Inc., both medical device companies. Dr. Litvack was a former director of publicly traded Nile Therapeutics, Inc. from 2009-2012. Dr. Litvack joined the board of directors of Capricor, Inc. as Executive Chairman in 2012. Dr. Litvack is the co-founder and chairman of TrialTech Medical, Inc., a clinical trial services company. Dr. Litvack is also currently a General Partner in Pura Vida Investment, LLC, a healthcare hedge fund, and is serving as a Director on the board of Cardiovascular Research Foundation, a non-profit research and education entity.
Earl M. (Duke) Collier, Jr.   Mr. Collier has been a member of the Board since November 2013. He joined the Capricor, Inc. board of directors in 2011 and is a member of the Company’s Audit Committee and Chairman of the Nominating and Corporate Governance Committee. From 2010-2014, he served as the Chief Executive Officer of 480 Biomedical, a medical device company developing products used in the treatment of peripheral artery disease, and the executive chairman of Arsenal Medical, Inc., a medical device company. Mr. Collier was formerly Executive Vice President at Genzyme Corporation, a biotechnology company acquired by Sanofi for $20.1 billion in 2011. Mr. Collier also served as President of Vitas Healthcare, a hospice provider, as a partner at the Washington, DC-based law firm of Hogan and Hartson and as Deputy Administrator of the Health Care Finance Administration (now CMS) in the U.S. Department of Health & Human Services. He is Chair of the Innovation Advisory Board of Partners HealthCare. Additionally, he is a member of the board of the Boston Athenaeum. Previously, Mr. Collier served as a director of publicly-traded Decode Genetics Inc. (DGI Resolution, Inc.), a biopharmaceutical company, GenSight, a gene therapy company in Paris that trades on the French Euronext exchange and Tesaro, Inc., a publicly-traded biopharmaceutical company. Mr. Collier earned a Bachelor of Arts degree at Yale University and received a law degree from the University of Virginia Law School.
David B. Musket.   Mr. Musket has been a member of the Board since November 2013. He joined the Capricor, Inc. board of directors in 2012 and is Chairman of the Company’s Audit and Compensation Committees. Mr. Musket has vast experience in strategic finance and has been following developments in the pharmaceutical and medical device industries for over 30 years. Mr. Musket began his investment career as an equities research analyst at Goldman Sachs & Co. following the pharmaceutical industry. From 1991 through 2016 he served as President of Musket Research Associates, a registered broker/dealer focused exclusively on venture banking transactions for emerging healthcare companies. In 1996 he co-founded

ProMed Management, a healthcare-focused investment management company which he continues to run today. He has served on the boards of several private and public companies throughout his career. From 1999 to 2007, Mr. Musket served on the board of directors of publicly-traded Conor MedSystems, Inc., a medical device company sold to Johnson & Johnson in 2007 for $1.4 billion. Mr. Musket holds a Bachelor of Arts degree in Biology and Psychology from Boston College.
Louis Manzo.   Mr. Manzo has been a member of the Board since November 2013. He was one of the initial investors in Capricor, Inc. and joined the Capricor, Inc. board of directors in 2006. Mr. Manzo is also a member of the Company’s Compensation Committee and Nominating and Corporate Governance Committee. Mr. Manzo has been a prominent mid-Atlantic entrepreneur for over three decades and has extensive experience in the area of finance. Mr. Manzo received his Bachelor of Science degree from the University of Notre Dame and his M.B.A. from Harvard Business School. He served in the armed forces as an officer in the United States Navy. After completing his M.B.A. at Harvard, Mr. Manzo joined, and in a few years became General Partner of, Baker, Watts & Co., a New York Stock Exchange Member Firm. His experience there included being Director of Equity Research and, later, the Head of Corporate Finance. During the 1980’s, Mr. Manzo started his own private investment firm, LVM Venture Partners. Beginning in 1989, Mr. Manzo became part of the founders group which helped a Johns Hopkins cardiologist fund his launching of a research center for preventive cardiology. Mr. Manzo remained as an advisor during the center’s formative years. His continued interest in preventive research included a major investment to research the use of protein modeling for early disease detection. Since 2002, he has been following and supporting research into the use of adult stem cells in the repair of spinal cord and heart damage. The list of private company boards, senior advisory roles, and charities that Mr. Manzo has been involved with over the years are numerous and varied, including: the Johns Hopkins Preventive Cardiology Center, a hospital center; Greater Baltimore Medical Center, a hospital; Goodwill Industries of Maryland, a non-profit organization; E.I.L. Instruments, Inc., an instrument company; and University of Notre Dame, Advisory Council for Graduate Studies and Research.
George W. Dunbar, Jr.   Mr. Dunbar has been a member of the Board since November 2013. He joined the Capricor, Inc. board of directors in 2012 and is a member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. He is Managing Partner of The Dunbar Group, LLC, and provides advisory services to healthcare and life science investors and companies who recognize they need short term or interim industry expertise as they grow in order to be capital efficient. Mr. Dunbar has extensive healthcare and life sciences operating experience and has served as a director or chief executive officer with private and public life science companies in Diagnostics, Specialty Pharma, Cell Therapy, and Biologics, two as chief executive officer, where he led initial public offerings. He recently served as chief executive officer of ISTO Technologies and ISTO Biologics, two private orthobiologics companies acquired by Thompson Street Capital Partners. Prior to ISTO, Mr. Dunbar served as a Venture Partner with Arboretum Ventures, a leading healthcare venture capital firm. Mr. Dunbar is currently a board member of Progenitor Life Sciences, a private next generation immunotherapy development company and Akadeum Life Sciences, a private next generation sample prep/separations company. He has served as a board member for the following companies: IntelliCyt, a provider of high throughput screening and analytic tools, KFx Medical, an orthopedic medical device company (as chair), and CerviLenz, Inc., a women’s health medical device company (as executive chair). He was a past director and executive chair of Accuri Cytometers (now Becton Dickinson & Co.), a cell analysis and flow cytometer company. Mr. Dunbar attended Auburn University where he graduated with a Bachelor of Science degree in Electrical Engineering and later received his M.B.A. He served on the Harbert College of Business M.B.A. Advisory Board and is an advisor to Vanderbilt University’s Center for Technology Transfer and Commercialization.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

Information Regarding the Board of Directors and Corporate Governance
Independence of the Board of Directors
Pursuant to the independence rules of The Nasdaq Stock Market LLC (“Nasdaq”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of  “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that the following four directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Earl Collier, Jr., Mr. David Musket, Mr. Louis Manzo and Mr. George Dunbar. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us. In addition to transactions required to be disclosed under SEC rules, the Board considered certain other relationships in making its independence determinations, and determined in each case that such other relationships did not impair the director’s ability to exercise independent judgment on our behalf.
Dr. Linda Marbán, our President and Chief Executive Officer, is not an independent director by virtue of her employment with the Company. Dr. Frank Litvack, our Executive Chairman, is not an independent director by virtue of related party transactions with the Company, described elsewhere in this proxy statement.
Board Leadership Structure
The Board has determined that separating the positions of Chief Executive Officer and Executive Chairman of the Board is in the best interests of our stockholders at this time. This structure allows our Chief Executive Officer to focus on managing our day-to-day business activities and allows our Executive Chairman to focus on providing strategic advice and oversight to management.
Role of the Board in Risk Oversight
We face a variety of risks, including liquidity and operational risks. The Board and each of its committees are involved in overseeing risk associated with our business operations. The Audit Committee reviews and discusses with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management, including our major financial risk exposures and the steps taken by management to monitor and control such exposures. The Audit Committee determines and approves, prior to commencement of the audit engagement, the scope and plan for the internal audit and confers with management and the independent registered public accounting firm regarding the scope, adequacy and effectiveness of internal control over financial reporting, including any special audit steps taken in the event of a material control deficiency. The Audit Committee also reviews with management and the independent registered public accounting firm any fraud, whether or not material, that includes management or other employees who have a significant role in our internal control over financial reporting and any significant changes in internal controls or other factors that could significantly affect internal controls, including any corrective actions in regard to significant deficiencies or material weaknesses. Furthermore, the Audit Committee establishes procedures for the receipt, retention and treatment of complaints that we receive regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.
It is the role of the Nominating and Corporate Governance Committee to review, discuss and assess, along with input from senior management, the performance of the Board and the committees of the Board at least annually. The Nominating and Corporate Governance Committee is responsible for developing and making recommendations to the Board for approval, and periodically reviewing with our Chief Executive Officer, the plans for succession to the offices of our Chief Executive Officer and other executive officers and the selection of appropriate individuals to succeed to executive positions.

It is the role of the Compensation Committee to review, at least annually, our compensation philosophy and to review and approve (or, if it deems appropriate, recommend to the Board for determination and approval) the compensation of our executive officers, senior management and non-employee directors, taking into consideration the individual’s success in achieving his or her individual performance goals and objectives and the corporate performance goals and objectives deemed relevant to him or her, as established by the Compensation Committee, in addition to other factors. The Compensation Committee reviews and recommends to the Board for approval the frequency with which we conduct say-on-pay votes, taking into account the results of the most recent stockholder advisory vote on the frequency of such say-on-pay votes, and reviews and approves the proposals regarding the say-on-pay vote and the frequency of the say-on-pay vote to be included in each of our annual meeting proxy statements, as applicable. It is also the role of the Compensation Committee to review, at least annually, our incentive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss the relationship between our risk management policies and practices and compensation, and evaluate compensation policies and practices that could mitigate such risk.
Meetings of the Board of Directors
During the last fiscal year, the Board met seven (7) times and took action by unanimous written consent three (3) times. All directors except Mr. Joshua Kazam attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served that were held during the portion of the last fiscal year for which they were directors or committee members, respectively.
It is our policy to invite directors and nominees for director to attend the Annual Meeting of Stockholders either in person or by telephone. Dr. Marbán attended the 2018 Annual Meeting of Stockholders.
Executive Sessions
As required under applicable Nasdaq listing standards, our independent directors periodically meet in executive session at which only they are present.
Information Regarding Committees of the Board of Directors
The Board has three primary committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2018 for each of these committees of the Board:
Name	Audit	Compensation	Nominating and Corporate Governance
Linda Marbán, Ph.D.	—	—	—
Frank Litvack, M.D.(1)	—	X	X
Joshua Kazam(2)	—	—	—
Earl M. (Duke) Collier, Jr.	X	—	X*
David B. Musket	X*	X*	—
Louis Manzo	—	X	X
George W. Dunbar, Jr.	X	X	—
Total meetings held in 2018	4	—	1
Total actions by unanimous written consent in 2018	1	—	—

*
Committee Chairperson

(1)
Dr. Litvack served on the Compensation Committee, as its chairperson, and on the Nominating and Corporate Governance Committee until April 25, 2018.

(2)
Mr. Kazam’s service on the Board will cease when his current term expires at the 2019 Annual Meeting of Stockholders on May 29, 2019

Below is a description of each primary committee of the Board. Each of these committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each of these committees meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.
Audit Committee
The current members of our Audit Committee are Mr. David Musket (Chair), Mr. George Dunbar and Mr. Earl Collier. The Board has determined that all members of the Audit Committee are “independent” within the meaning of the applicable listing standards of the Nasdaq Stock Market. The Board has determined that Mr. Musket qualifies as an “audit committee financial expert,” as defined by the applicable rules of the SEC.
The Audit Committee of the Board is a separately-designated standing audit committee established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee has adopted a written charter that is available on the Corporate Governance section of our website at www.capricor.com.
The Audit Committee acts on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to our accounting and financial reporting processes and audits of financial statements, and also assists the Board in its oversight of the quality and integrity of our financial statements and reports and the qualifications, independence and performance of our independent registered public accounting firm. For this purpose, the Audit Committee performs several functions. A summary of the responsibilities of the Audit Committee include:
•
selecting, appointing, determining the compensation of, retaining and overseeing the work of our independent registered public accounting firm and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us;

•
prior to engagement of any prospective registered public accounting firm, reviewing and discussing with the prospective independent registered public accounting firm a written disclosure by the prospective independent registered public accounting firm of all relationships between us, or persons in financial oversight roles, and such independent registered public accounting firm or their affiliates;

•
pre-approving engagements of the independent registered public accounting firm, prior to commencement of the engagement, and the scope of and plans for the audit;

•
monitoring the rotation of partners of the independent registered public accounting firm on our audit engagement team;

•
reviewing with management and the independent registered public accounting firm any fraud, whether or not material, that includes management or employees who have a significant role in our internal control over financial reporting and any significant changes in internal controls or other factors that could significantly affect internal controls, including any corrective actions in regards to significant deficiencies or material weaknesses;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or other auditing matters and the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•
reviewing our compliance with applicable laws and regulations and reviewing and overseeing any policies, procedures or programs designed to monitor such compliance;

•
reviewing and discussing with management and the independent registered public accounting firm the annual audited financial statements (including the related notes) and any major issues regarding accounting principles and financial statement presentation and all other matters required to be discussed under generally accepted accounting standards, the results of the independent registered public accounting firm’s review of our quarterly financial information prior to public disclosure and our disclosures in our periodic reports filed with the SEC; and

•
performing, at least annually, an evaluation of the performance of the Audit Committee and its members, including a review of the Audit Committee’s compliance with its charter.

The Audit Committee reviews, discusses and assesses its own performance at least annually, including a review of its compliance with its charter. The Audit Committee also, at least annually, reviews and assesses its charter and recommends any proposed changes to the charter to the Board for its consideration.
Report of the Audit Committee of the Board of Directors*
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) (the “PCAOB”) regarding “Communications with Audit Committees.” The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
Mr. Musket
Mr. Collier
Mr. Dunbar
Compensation Committee
The current members of our Compensation Committee are Mr. David Musket (Chair), Mr. Louis Manzo and Mr. George Dunbar. The Compensation Committee is required to operate in accordance with Nasdaq rules, and the Board has determined that all members of the Compensation Committee are “independent” within the meaning of the applicable listing standards of the Nasdaq Stock Market. The Compensation Committee has adopted a written charter that is available on the Corporate Governance section of our website at www.capricor.com.
The Compensation Committee acts on behalf of the Board to discharge the Board’s responsibilities relating to the compensation of our executives, including by designing, recommending to the Board for approval and evaluating our compensation plans, policies and programs. The Compensation Committee is also responsible for reviewing, discussing with management and approving our disclosures relating to executive compensation for use in our reports filed with the SEC. A summary of the responsibilities of the Compensation Committee include:
•
reviewing, at least annually, our compensation philosophy;

•
determining and approving (or, if the Compensation Committee deems appropriate, recommending to the Board for determination and approval) corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluating the performance of the

*
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Chief Executive Officer in light of those goals, and determining or recommending the compensation of our Chief Executive Officer, including seeking to achieve an appropriate level of risk and reward in determining the long-term incentive component of the Chief Executive Officer’s compensation;
•
determining and approving (or, if the Compensation Committee deems appropriate, recommending to the Board for determination and approval) the compensation for all other executive officers and senior management taking into consideration such person’s success in achieving his or her individual goals and objectives and the corporate performance goals and objectives deemed relevant to such executive officers and senior manager;

•
reviewing and approving (or, if it deems appropriate, making recommendations to the Board regarding) the terms of employment agreements, severance agreements, change-of-control protections and other compensatory arrangements for our executive officers and senior management;

•
reviewing and approving the type and amount of compensation to be paid or awarded to non-employee directors;

•
reviewing and approving the adoption, amendment and termination of our stock option plans, stock appreciation rights plans, pension and welfare benefit plans, incentive plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans and similar programs, as applicable; and administering all such plans, setting performance targets, selecting participants, approving grants and awards and exercising such other power and authority as may be permitted or required under such plans;

•
establishing and reviewing policies concerning perquisite benefits;

•
reviewing our incentive compensation arrangements to determine whether such arrangements encourage excessive risk-taking, and reviewing and discussing the relationship between our risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk, at least annually;

•
reviewing and recommending to the Board for approval the frequency with which we conduct a vote on executive compensation, taking into account the results of the most recent stockholder advisory vote on the frequency of the vote on executive compensation, and reviewing and approving the proposals and frequency of the vote on executive compensation to be included in our annual meeting proxy statements;

•
periodically reviewing the need for a Company policy regarding compensation paid to the Company’s executive officers in excess of limits deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended;

•
determining the Company’s policy with respect to change of control or parachute payments;

•
managing and reviewing executive officer indemnification and insurance matters; and

•
evaluating the Committee’s own performance and reviewing and assessing the Committee Charter.

The Compensation Committee holds regular or special meetings as its members deem necessary or appropriate. The Compensation Committee, through the chairperson of the Compensation Committee, reports all material activities of the Compensation Committee to the Board from time to time, or whenever so requested by the Board. The charter of the Compensation Committee grants the Compensation Committee authority to select, retain and obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain and terminate any compensation consultants to assist in its evaluation of director, chief executive officer or senior executive compensation, including sole authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any internal or external legal, accounting or other advisors and consultants retained by the Compensation

Committee. The Compensation Committee may select an internal or external legal, accounting or other advisor or consultant only after considering the independence of such internal or external legal, accounting or other advisor or consultant using factors established by law and the rules and regulations of the SEC and Nasdaq.
Under its charter, the Compensation Committee may form, and delegate authority to, one or more subcommittees as appropriate.
Nominating and Corporate Governance Committee
The current members of our Nominating and Corporate Governance Committee are Mr. Earl Collier (Chair), Mr. Louis Manzo and Mr. George Dunbar. The Board has determined that all members of the Nominating and Corporate Governance Committee are “independent” within the meaning of the applicable listing standards of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee has adopted a written charter that is available on the Corporate Governance section of our website at www.capricor.com. The Nominating and Corporate Governance Committee acts on behalf of the Board to fulfill the Board’s responsibilities in overseeing all aspects of our nominating and corporate governance functions. A summary of the responsibilities of the Nominating and Corporate Governance Committee include:
•
determining the minimum qualifications, qualities, skills and other expertise required for service on the Board;

•
identifying, reviewing and evaluating candidates to serve on the Board, including prior to each annual meeting of stockholders at which directors are to be elected, recommending to the Board for nomination such candidates as the Nominating and Corporate Governance Committee has found to be well qualified and willing and available to serve; and after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, recommending to a prospective member for appointment to the Board;

•
developing and recommending to the Board for approval standards for determining whether a director has a relationship with the Company that would impair his or her independence;

•
evaluating the performance of the members of the committees of the Board, reviewing the composition of such committees and recommending to the Board annually the chairmanship and membership of each committee;

•
considering and recommending the removal of a director for cause, in accordance with the applicable provisions of the Company’s certificate of incorporation and bylaws;

•
overseeing the Board in its annual review of its performance and making appropriate recommendations to improve performance;

•
developing and recommending to the Board such policies and procedures with respect to the nomination of directors or other corporate governance matters as may be required to be disclosed pursuant to any rules promulgated by the SEC or otherwise considered to be desirable and appropriate;

•
developing and reviewing corporate governance principles to be applicable to the Company and periodically reviewing Company policy statements to determine their adherence to the Company’s Code of Business Conduct and Ethics;

•
overseeing and reviewing the processes and procedures used by the Company to provide information to the Board and its committees;

•
developing and recommending to the Board plans for succession to the offices of the Company’s Chief Executive Officer and other executive officers and making recommendations to the Board with respect to the selection of appropriate individuals to succeed to these positions; and

•
reviewing and reassessing its Charter at least annually and submitting any recommended changes to the Board for its consideration.

It is the responsibility of the Nominating and Corporate Governance Committee to periodically, and at least annually, review, discuss and assess the performance of the Board and committees of the Board. In fulfilling this responsibility, the Nominating and Corporate Governance Committee seeks input from senior management, the full Board and others. In assessing the Board, the Nominating and Corporate Governance Committee evaluates the overall composition of the Board, the Board’s contribution as a whole and its effectiveness in serving our best interests and the best interests of our stockholders.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including having the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders.
In conducting this assessment, the Nominating and Corporate Governance Committee considers such factors as it deems appropriate given the current needs of the Board and us, to maintain a balance of knowledge, experience and capability. While the Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director, it does not have a formal policy in this regard. The Nominating and Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint, as well as traditional diversity concepts such as race or gender. In the case of new director candidates, if applicable, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
At least annually, the Nominating and Corporate Governance Committee will review, discuss and assess its own performance and composition and review and assess the adequacy of its charter, including its roles and responsibilities as outlined in its charter, and recommend any proposed changes to the Board for its consideration and approval.
The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at 8840 Wilshire Blvd., 2nd Floor, Beverly Hills, California 90211, Attention: Corporate Secretary, no later than December [**], 2019. However, if the date of the 2020 Annual Meeting of Stockholders is convened more than 30 days before, or delayed by more than 30 days after, May 29, 2020, the written recommendation must be delivered a reasonable time before we begin to print and send our proxy materials for our 2020 Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Experience, Qualifications, Attributes and Skills of Directors
We look to our directors to lead us through our continued growth as an early-stage public biopharmaceutical company. Our directors bring their leadership experience from a variety of life science and other companies and professional backgrounds which we require to continue to grow and bring value to our stockholders. Dr. Frank Litvack, our Executive Chairman, has a wealth of business building experience and medical expertise that ensures that our activities are anchored in sound scientific research and solid business planning and practices. As an accomplished veteran of the healthcare industry who has orchestrated the founding, development, financing and sale of several medical technology companies, we believe that Dr. Litvack provides invaluable knowledge and leadership to the Company. Dr. Linda Marbán brings a wealth of knowledge in research and development, especially for the treatment of cardiovascular disease. She has over a decade of experience in early stage life sciences companies, as well as business development expertise. Mr. Musket has venture capital and investment banking backgrounds and offers expertise in financing and growing early-stage biopharmaceutical companies. Each of Messrs. Collier, Dunbar, Manzo and Musket have significant experience with early stage private and public companies and bring depth of knowledge in building stockholder value, growing a company from inception and navigating significant corporate transactions and the public company process. Additionally, Mr. Dunbar and Mr. Collier have extensive experience in the pharmaceutical industry, allowing them to contribute their significant operational experience.
Stockholder Communications with the Board of Directors
Historically, we have not adopted a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of our stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to our stockholders in a timely manner. In order to communicate with the Board as a whole, with non-management directors or with specified individual directors, correspondence may be directed to our Corporate Secretary at 8840 Wilshire Blvd., 2nd Floor, Beverly Hills, California 90211. Each communication will be reviewed by our Corporate Secretary to determine whether it is appropriate for presentation to the Board or such director. Communications determined by our Corporate Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or the director on a periodic basis.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all directors, officers, employees, consultants, contractors and agents, wherever they are located and whether they work for us on a full- or part-time basis. The Code of Ethics was designed to help such directors, employees and other agents to resolve ethical issues encountered in the business environment. The Code of Ethics covers topics such as conflicts of interest, compliance with laws, confidentiality of Company information, encouraging the reporting of any violations of the Code of Ethics, fair dealing and protection and use of Company assets.
A copy of the Code of Ethics, as adopted by the Board, is available at the Corporate Governance page of our website at www.capricor.com. Please note that information contained on our website is not incorporated by reference in, or considered to be a part of, this proxy statement. We may post amendments to or waivers of the provisions of the Code of Ethics, if any, made with respect to any directors and employees on that website.
Hedging and Pledging Policies
As part of our Insider Trading Policy, our officers, directors, employees and consultants are prohibited from engaging in short sales of our securities and our officers, directors and employees are prohibited from engaging in hedging transactions involving our securities. Our Insider Trading Policy further prohibits officers, directors and employees from pledging securities as collateral for a loan unless pre-cleared by the Insider Trading Compliance Officer.

Information Regarding Executive Officers
Set forth below are the name, age as of April 15, 2019, position(s), and a description of the business experience of each of our executive officers:
Name	Age	Positions Held
Linda Marbán, Ph.D.	55	President, Chief Executive Officer and Director
Anthony Bergmann, M.B.A.	33	Chief Financial Officer
Karen G. Krasney, J.D.	66	Executive Vice President and General Counsel
A description of the business experience of Linda Marbán is provided above under the heading “Proposal No. 1 — Election of Directors — Nominees”.
Anthony Bergmann, M.B.A. Mr. Bergmann has served as our Chief Financial Officer since January 2018. Mr. Bergmann joined Capricor, Inc. in 2011 and served as its Director of Finance until November 2013. After the merger between Capricor, Inc. and a subsidiary of Nile Therapeutics, Inc., he became the Company’s Vice President of Finance. He also serves as the Company’s corporate treasurer. Prior to joining Capricor, Inc., Mr. Bergmann had experience in accounting, finance and operations management of companies ranging in size from start-ups to mid-size companies. Most recently he was with the business management firm, Gettleson, Witzer and O’Connor, in Beverly Hills, California, where he focused on accounting and finance for several production studios generating motion picture releases and worldwide revenue that exceeded $1 billion. The firm’s clients included foundations, trusts, and independent actors, writers, producers and directors across the entertainment industry. While at the firm, he focused on budgeting, tax forecasting and asset management. Earlier in his career, Mr. Bergmann served in financial positions in various industries. Mr. Bergmann assisted with Capricor, Inc.’s Series A-3 $6.0 million Preferred Stock offering, helped structure the Company’s successful $19.8 million budget proposal to the California Institute for Regenerative Medicine and coordinated the Company’s reverse merger and financings yielding over $40.0 million, to date. He has experience in developing corporate and financial strategy alternatives and executing on strategic plans. Mr. Bergmann manages the Company’s finance, accounting and human resource functions. Mr. Bergmann graduated from Providence College with a Bachelor of Science degree in Management, and a minor in Finance. He has an M.B.A. from the University of Southern California’s Marshall School of Business. He is actively involved in various venture capital and entrepreneurial associations throughout the Los Angeles area.
Karen G. Krasney, J.D. Ms. Krasney has served as our Executive Vice President, Secretary and General Counsel since November 2013. Ms. Krasney has been providing legal services to Capricor, Inc. since 2011 and in 2012 joined Capricor, Inc. as its Executive Vice President and General Counsel. Ms. Krasney’s career spans over 40 years serving as general counsel for numerous corporations and private companies engaged in a wide variety of industries. Her extensive background and vast experience has been focused on domestic and international corporate and business law, as well as litigation. Ms. Krasney has been involved in the medical technology arena since the mid 1990’s, representing several medical technology companies developing products for the treatment of cardiovascular disease. Commencing in 2002, Ms. Krasney served as legal counsel of Biosensors International Group Ltd., a multinational medical device company that develops, manufactures and sells medical devices for cardiology applications. In 2006, she accepted the position of General Counsel and Executive Vice President of Biosensors and served in that capacity until 2010. During her tenure at Biosensors, among other things, Ms. Krasney headed the legal team that facilitated the company’s successful initial public offering in Singapore and was responsible for negotiating and documenting all agreements for the company worldwide, including licensing agreements with major medical device companies and agreements required for the company’s international clinical trials. Ms. Krasney also serves as a director on the board of Cardiovascular Research Foundation, a non-profit research and education entity. Ms. Krasney received her Bachelor of Arts degree from the University of California, Los Angeles and her Juris Doctorate from the University of Southern California.

PROPOSAL NO. 2:
RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED ACCOUNTING FIRM
The Audit Committee of the Board has selected Rose, Snyder & Jacobs LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management seek stockholder ratification of the selection of the independent registered public accounting firm at the Annual Meeting. Rose, Snyder & Jacobs LLP was appointed our registered public accounting firm on January 17, 2014, and served as our independent registered public accounting firm for the years ended December 31, 2013, 2014, 2015, 2016, 2017 and 2018.
Representatives of Rose, Snyder & Jacobs LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Rose, Snyder & Jacobs LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Rose, Snyder & Jacobs LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests as well as the best interest of our stockholders.
The affirmative vote of a majority of the shares cast on Proposal No. 2 at the Annual Meeting will be required to ratify the selection of Rose, Snyder & Jacobs LLP. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 2
Principal Accountant Fees and Services
In connection with the audit of the 2018 financial statements, we entered into an engagement agreement with Rose, Snyder & Jacobs LLP which sets forth the terms by which Rose, Snyder & Jacobs LLP would perform audit services for us.
The following is a summary of the approximate fees billed to us by Rose, Snyder & Jacobs LLP, our independent registered public accounting firm, for professional services rendered for the fiscal years ended December 31, 2018 and 2017 which includes Capricor, Inc. and Capricor Therapeutics, Inc.:
	Fiscal Year Ended December 31,
Service Category	2018	2017
Audit Fees	$97,000	$91,250
Audit-Related Fees	10,750	28,500
Tax Fees	9,750	11,450
All Other Fees	—	—
Total Fees	$117,500	$131,200

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit and review of our annual financial statements, as well as the audit and review of our financial statements included in our registration statements filed under the Securities Act and issuance of consents and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements except those not required by statute or regulation; “audit-related fees” are fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including attestation services that are not required by statute or regulation, due diligence and services related to acquisitions; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.
Pre-Approval Policies and Procedures.
Pursuant to our Audit Committee Charter, before the independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee pre-approves the engagement. Audit Committee pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the full Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent registered public accounting firm. Audit Committee pre-approval of non-audit services (other than review and attest services) also is not required if such services fall within available exceptions established by the SEC. None of the services provided by our independent registered public accounting firm for fiscal 2018 or 2017 were obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

PROPOSAL NO. 3:
BACKGROUND
Our Board of Directors has unanimously approved a series of alternate amendments to our Amended and Restated Certificate of Incorporation, which would:
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effect a reverse stock split, or Reverse Stock Split, of all issued and outstanding shares of our common stock, at a ratio ranging from 1-for-3 to 1-for-15, inclusive.

Accordingly, effecting a Reverse Stock Split would reduce the number of outstanding shares of our common stock. The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by our Board of Directors following the Annual Meeting and prior to the date of our 2019 Annual Meeting of Stockholders. Our Board of Directors has recommended that these proposed amendments be presented to our stockholders for approval.
Our stockholders are being asked to approve these proposed amendments pursuant to Proposal 3, and to grant authorization to our Board of Directors to determine, at its option, whether to implement a Reverse Stock Split, including its specific timing and ratio.
Should we receive the required stockholder approvals for Proposal 3, our Board of Directors will have the sole authority to elect, at any time on or prior to one-year anniversary of the Annual Meeting, or May 29, 2020, and without the need for any further action on the part of our stockholders, whether to effect a Reverse Stock Split and the number of whole shares of our common stock, between and including three and fifteen, that will be combined into one share of our common stock.
Notwithstanding approval of Proposal 3 by our stockholders, our Board of Directors may, at its sole option, abandon the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any Reverse Stock Split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware. If our Board of Directors does not implement a Reverse Stock Split on or prior to the one-year anniversary of the Annual Meeting, or May 29, 2020, stockholder approval would again be required prior to implementing any Reverse Stock Split.
By approving Proposal 3, our stockholders will: (a) approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares of common stock between and including three (3) and fifteen (15) could be combined into one share of common stock; and (b) authorize our Board of Directors to file only one such amendment, as determined by the Board at its sole option, and to abandon each amendment not selected by the Board. Our Board of Directors may also elect not to undertake any Reverse Stock Split and therefore abandon all amendments.

APPROVAL OF REVERSE STOCK SPLIT OF OUR COMMON STOCK (PROPOSAL 3)
Our Board of Directors has adopted and is recommending that our stockholders approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split. The text of the proposed form of Certificate of Amendment to our Amended and Restated Certificate of Incorporation, which we refer to as the Certificate of Amendment, is attached hereto as Appendix A.
We are proposing that our Board of Directors have the discretion to select the Reverse Stock Split ratio from within a range between and including 1-for-3 and 1-for-15, rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board of Directors the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement the Reverse Stock Split.” If the Board decides to implement a Reverse Stock Split, we will file the Certificate of Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split will be effective when it is filed with the Secretary of State of the State of Delaware, or such later time as is chosen by the Board and set forth in the Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.
Reasons for Reverse Stock Split
To maintain our listing on The Nasdaq Capital Market.   By potentially increasing our stock price, the Reverse Stock Split would reduce the risk that our common stock could be delisted from The Nasdaq Capital Market. To maintain our listing on The Nasdaq Capital Market, we must comply with Nasdaq Marketplace Rules, which requirements include a minimum closing bid price of at least $1.00 per share. Pursuant to the Nasdaq Marketplace Rules, if the closing bid price of the common stock is not equal to or greater than $1.00 for 30 consecutive business days, Nasdaq will send a deficiency notice to us. Thereafter, if the common stock does not close at a minimum bid price of  $1.00 or more for 10 consecutive trading days within 180 calendar days of the deficiency notice, then Nasdaq may determine to delist the common stock. On December 26, 2018, we received a notice from Nasdaq indicating that we have not been in compliance with the minimum bid requirement set forth in Nasdaq Rule 5550(a)(2) for a period of 30 consecution business days, due to the closing bid price for shares of our common stock remaining below $1.00 from November 8, 2018 through December 24, 2018. In accordance with Nasdaq Rule 5810(c)(3)(A), we have been provided a compliance period of 180 calendar days from the date of the Notice, or until June 24, 2019, to regain compliance with the minimum closing bid price requirement. We can achieve compliance with the minimum closing bid price requirement if, during the compliance period, the minimum closing bid price per share of our common stock is at least $1.00 for a minimum of ten consecutive business days. We anticipate that our common stock will continue to be listed and traded on The Nasdaq Capital Market during the compliance period(s). We previously received notices of listing deficiencies on June 27, 2017 and June 29, 2017, and were able to resolve the deficiencies, but there is no assurance that we will be able to resolve this listing deficiency. The closing sale price of our common stock on the Record Date, April 18, 2019, was $0.53 per share.
In the event that the Nasdaq Listing Qualifications Panel determines not to continue our listing and we are delisted from The Nasdaq Capital Market, our common stock may be delisted and trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets.
The Board of Directors has considered the potential harm to us and our stockholders should Nasdaq delist our common stock from The Nasdaq Capital Market. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.

The Board of Directors believes that the proposed Reverse Stock Split is a potentially effective means for us to maintain compliance with the $1.00 minimum bid requirement and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from The Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our common stock.
To potentially improve the marketability and liquidity of our common stock.   Our Board of Directors believes that the increased market price of our common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.
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Stock Price Requirements:   We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a Reverse Stock Split could help increase analyst and broker interest in our common stock as their internal policies might discourage them from following or recommending companies with low stock prices.

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Stock Price Volatility:   Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.

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Transaction Costs:   Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split
In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of Proposal 3, our Board of Directors may consider, among other things, various factors, such as:
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the historical trading price and trading volume of our common stock;

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the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;

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our ability to maintain our listing on The Nasdaq Capital Market;

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which Reverse Stock Split ratio would result in the least administrative cost to us;

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prevailing general market and economic conditions; and

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whether and when our Board of Directors desires to have the additional authorized but unissued shares of common stock that will result from the implementation of a Reverse Stock Split available to provide the flexibility to use our common stock for business and/or financial purposes, as well as to accommodate the shares of our common stock to be authorized and reserved for future equity awards.

Certain Risks and Potential Disadvantages Associated with Reverse Stock Split
We cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with Nasdaq Marketplace Rules.   We expect that the Reverse Stock Split will increase the market price per share of our common stock so that we may be able to maintain compliance with the Nasdaq $1.00 minimum bid price requirement. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional and other long term investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our common stock remains in excess of  $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of  “round lot” holders.
The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.   The liquidity of our common stock may be negatively impacted by a Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if a Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock described above.
The effective increase in the authorized number of shares of our common stock as a result of the Reverse Stock Split could have anti-takeover implications.   The implementation of a Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock, which could, under certain circumstances, have anti-takeover implications. The additional shares of common stock that would become available for issuance if this Proposal 3 is approved and a Reverse Stock Split is implemented could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities that is not approved by the Board, give certain holders the right to acquire additional shares of our common stock at a low price. The Board also could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this Proposal 3 has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of this Proposal 3 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.
Effects of Reverse Stock Split
After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, each stockholder will own a reduced number of shares of common stock. However, any Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Capricor Therapeutics, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by a Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares)

of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).
The principal effects of a Reverse Stock Split will be that:
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depending on the Reverse Stock Split ratio selected by the Board, each three to fifteen shares of our common stock owned by a stockholder will be combined into one new share of our common stock;

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no fractional shares of common stock will be issued in connection with any Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;

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the total number of authorized shares of our common stock will remain at 50,000,000, resulting in an effective increase in the authorized number of shares of our common stock;

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based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants (if any), which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and

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the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board.

The following table contains approximate information, based on share information as of December 31, 2018, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios (without giving effect to the treatment of fractional shares):
Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	50,000,000	31,387,729	8,430,555	10,181,716
Post-Reverse Stock Split 1:3	50,000,000	10,462,576	2,810,185	36,727,239
Post-Reverse Stock Split 1:4	50,000,000	7,846,932	2,107,638	40,045,430
Post-Reverse Stock Split 1:5	50,000,000	6,277,545	1,686,111	42,036,344
Post-Reverse Stock Split 1:6	50,000,000	5,231,288	1,405,092	43,363,620
Post-Reverse Stock Split 1:7	50,000,000	4,483,961	1,204,365	44,311,674
Post-Reverse Stock Split 1:8	50,000,000	3,923,466	1,053,819	45,022,715
Post-Reverse Stock Split 1:9	50,000,000	3,487,525	936,728	45,575,747
Post-Reverse Stock Split 1:10	50,000,000	3,138,772	843,055	46,018,173
Post-Reverse Stock Split 1:11	50,000,000	2,853,429	766,414	46,380,157
Post-Reverse Stock Split 1:12	50,000,000	2,615,644	702,546	46,681,810
Post-Reverse Stock Split 1:13	50,000,000	2,414,440	648,504	46,937,056
Post-Reverse Stock Split 1:14	50,000,000	2,241,980	602,182	47,155,838
Post-Reverse Stock Split 1:15	50,000,000	2,092,515	562,037	47,345,448

After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.
Our common stock is currently registered under Section 12(b) of the Securities Exchange Act, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on The Nasdaq Capital Market under the symbol “CAPR” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.
Effective Date
The proposed Reverse Stock Split would become effective at 5:00 p.m., Eastern time, on the date of filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment, which date we refer to in this Proposal 3 as the Effective Date. Except as explained below with respect to fractional shares, effective as of 5:00 p.m., Eastern time, on the Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a lesser number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board of Directors within the limits set forth in this Proposal 3.
Cash Payment In Lieu of Fractional Shares
No fractional shares of common stock will be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, Capricor Therapeutics will pay cash (without interest) equal to such fraction multiplied by the closing sale price of the common stock on The Nasdaq Capital Market on the trading day immediately preceding the Effective Date (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.
As of April 18, 2019, there were [**] stockholders of record of our common stock. Upon stockholder approval of this Proposal 3, if our Board of Directors elects to implement the proposed Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of common stock that will be combined into one share of common stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held 7 shares of common stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1-for-15, then such stockholder would cease to be a stockholder of Capricor Therapeutics following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. Assuming a Reverse Stock Split ratio of 1-for-15, we expect that cashing out fractional stockholders would not materially reduce the number of stockholders of record. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Record and Beneficial Stockholders
If this Proposal 3 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.
If this Proposal 3 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form, if any, will receive a letter of transmittal from Capricor Therapeutics or its exchange agent, as soon as practicable after the effective date of the Reverse Stock Split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split shares will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.
STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY PRE-SPLIT STOCK CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.
Accounting Consequences
The par value per share of our common stock would remain unchanged at $0.001 per share after any Reverse Stock Split. As a result, on the Effective Date, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The net income or loss per share of common stock would be increased because there would be fewer shares of common stock outstanding. The Reverse Stock Split would be reflected retroactively in our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.
No Appraisal Rights
Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed alternate amendments to our Amended and Restated Certificate of Incorporation to allow for a Reverse Stock Split.
Material Federal Income Tax Consequences
The following is a summary of the material U.S. federal income tax consequences of a Reverse Stock Split to our stockholders. The summary is based on the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of a Reverse Stock Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.
In general, the federal income tax consequences of a Reverse Stock Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of common stock in exchange for their old shares of common stock. We believe that because the Reverse Stock Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Stock Split should have the following federal income tax effects. A stockholder who receives solely a reduced number of shares of common stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of common stock will equal the stockholder’s basis in its old shares of common stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. A stockholder who receives cash in lieu of a fractional share as a result of the Reverse Stock Split should generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code. Generally, if redemption of the fractional shares of all stockholders reduces the percentage of the total voting power held by a particular redeemed stockholder (determined by including the voting power held by certain related persons), the particular stockholder should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. In the aggregate, such a stockholder’s basis in the reduced number of shares of common stock will equal the stockholder’s basis in its old shares of common stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash, and the holding period of the reduced number of shares received will include the holding period of the old shares exchanged. If the redemption of the fractional shares of all stockholders leaves the particular redeemed stockholder with no reduction in the stockholder’s percentage of total voting power (determined by including the voting power held by certain related persons), it is likely that cash received in lieu of a fractional share would be treated as a distribution under Section 301 of the Code. Stockholders should consult their own tax advisors regarding the tax consequences to them of a payment for fractional shares.
We will not recognize any gain or loss as a result of the proposed Reverse Stock Split.
Required Vote
Stockholder approval of this Proposal 3 requires a “FOR” vote from at least a majority of the outstanding shares of our common stock on the Record Date.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
THE APPROVAL OF A REVERSE STOCK SPLIT AS SET FORTH IN PROPOSAL NO. 3.

PROPOSAL NO. 4:
AUTHORIZATION TO ADJOURN THE ANNUAL MEETING
General
If the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 3, our proxy holders may move to adjourn the Annual Meeting at that time in order to enable our board of directors to solicit additional proxies.
In this Proposal 4, we are asking our stockholders to authorize the holder of any proxy solicited by our board of directors to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Annual Meeting to another time and place, if necessary, to solicit additional proxies in the event there are not sufficient votes to approve Proposal 3. If our stockholders approve this Proposal 4, we could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this Proposal 4 could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 3, we could adjourn the Annual Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.
If it is necessary to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.
Required Vote
Stockholder approval of this Proposal 4 requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on such matter.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
THE AUTHORIZATION TO ADJOURN THE ANNUAL MEETING AS SET FORTH IN
PROPOSAL NO. 4.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 15, 2019 by:
•
each of our directors;

•
each named executive officer as defined and named in this proxy statement;

•
all of our directors and executive officers as a group; and

•
each person known by us to beneficially own more than five percent of our common stock (based on information supplied in Schedules 13D and 13G filed with the SEC).

Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and dispositive power with respect to all capital stock shown to be held by that person. The address of each named executive officer and director, unless indicated otherwise, is c/o Capricor Therapeutics, Inc., 8840 Wilshire Blvd., 2nd Floor, Beverly Hills, California 90211.
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percentage of Common Stock Beneficially Owned(1)
Named Executive Officers and Directors:
Frank Litvack, M.D.(2)	2,244,960	6.1
George Dunbar(3)	249,959	*
Louis Manzo(4)	1,257,231	3.6
Earl Collier(5)	249,334	*
David Musket(6)	422,379	1.2
Joshua Kazam(7)	164,934	*
Anthony Bergmann(8)	126,766	*
Linda Marbán, Ph.D.(9)	1,466,543	4.1
Karen Krasney, J.D.(10)	295,475	*
Deborah Ascheim, M.D.	—	—
Directors and executive officers as a group (9 individuals)	6,477,581	16.3
5% Stockholders:
Dr. Eduardo Marbán(11) c/o Capricor Therapeutics, Inc. 8840 Wilshire Blvd., 2nd Floor Beverly Hills, CA 90211	3,108,354	9.0
Edward A. St. John(12) 2560 Lord Baltimore Drive Baltimore, MD 21244	2,777,378	8.1
Cedars-Sinai Medical Center(13) 8700 Beverly Blvd. West Hollywood, CA 90048	4,049,959	11.7

*
Represents less than 1%.

(1)
We have based percentage ownership of our common stock on 34,512,715 shares of our common stock outstanding as of April 15, 2019. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and includes any shares as to which the security holder has sole or shared voting power or dispositive power, and also any shares which the security holder has the right to acquire within 60 days of April 15, 2019, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the security holder that he, she or it is a direct or indirect beneficial owner of those shares.
(2)
Includes 2,244,960 shares issuable upon the exercise of stock options that are exercisable or will become exercisable within 60 days of April 15, 2019. The shares issuable upon the exercise of stock options issued to Dr. Litvack are subject to early exercise under the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan and the Capricor Therapeutics, Inc. 2012 Non-Employee Director Stock Option Plan. As of April 15, 2019, Dr. Litvack has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.

(3)
Includes 249,959 shares issuable upon the exercise of stock options that are exercisable or will become exercisable within 60 days of April 15, 2019. The shares issuable upon the exercise of stock options issued to Mr. Dunbar are subject to early exercise under the Capricor Therapeutics, Inc. 2012 Non-Employee Director Stock Option Plan and the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan. As of April 15, 2019, Mr. Dunbar has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.

(4)
Includes (i) 638,155 shares held by Coniston Corporation, an entity of which Louis Manzo holds all voting shares and 1% of the non-voting shares and of which 99% of the non-voting shares are held by several irrevocable trusts established for the benefit of Mr. Manzo’s children. Mr. Manzo holds all voting power with respect to the shares of Coniston Corporation; (ii) 159,132 shares held directly by Mr. Manzo; and (iii) 459,944 shares issuable upon the exercise of stock options held directly by Mr. Manzo that are exercisable or will become exercisable within 60 days of April 15, 2019. Certain shares issuable upon the exercise of stock options issued to Mr. Manzo are subject to early exercise under the Capricor Therapeutics, Inc. 2012 Non-Employee Director Stock Option Plan and the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan. As of April 15, 2019, Mr. Manzo has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.

(5)
Includes 249,334 shares issuable upon the exercise of stock options which are exercisable or will become exercisable within 60 days of April 15, 2019. The shares issuable upon the exercise of stock options issued to Mr. Collier are subject to early exercise under the Capricor Therapeutics, Inc. 2012 Non-Employee Director Stock Option Plan and the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan. As of April 15, 2019, Mr. Collier has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.

(6)
Includes (i) 70,962 shares held by SEP FBO David B. Musket, Pershing LLC as Custodian; (ii) 25,000 held by David B. Musket; and (iii) 326,417 shares issuable upon the exercise of stock options held directly by David B. Musket, which are exercisable or will become exercisable within 60 days of April 15, 2019. The shares issuable upon the exercise of stock options issued to Mr. Musket are subject to early exercise under the Capricor Therapeutics, Inc. 2012 Non-Employee Director Stock Option Plan and the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan. As of April 15, 2019, Mr. Musket has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.

(7)
Includes (i) 19,298 shares held directly by Joshua Kazam; (ii) 12,276 shares held by the Kazam Family Trust, of which Mr. Kazam’s spouse is the trustee and his children are beneficiaries; (iii) 3,310 shares held by Mr. Kazam’s spouse as custodian for the benefit of their minor children, to which Mr. Kazam disclaims beneficial ownership except to the extent of his pecuniary interest therein; and (iv) 130,050 shares issuable upon the exercise of stock options that are exercisable or will become exercisable within 60 days of April 15, 2019. The shares issuable upon the exercise of stock options issued to Mr. Kazam are subject to early exercise under the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan. As of April 15, 2019, Mr. Kazam has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.

(8)
Includes (i) 2,030 shares held by Mr. Bergmann and (ii) 124,736 shares issuable upon the exercise of stock options held directly by Mr. Bergmann that are exercisable or will become exercisable within 60 days of April 15, 2019. The shares issuable upon the exercise of stock options issued to Mr. Bergmann are subject to early exercise under the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan. As of April 15, 2019, Mr. Bergmann has not indicated her intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.

(9)
Includes (i) 199,509 shares held by Dr. Linda Marbán; (ii) 9,200 shares held by Linda and Eduardo Marbán as joint tenants with rights of survivorship; and (iii) 1,257,834 shares issuable upon the exercise of stock options held directly by Dr. Linda Marbán which are exercisable or will become exercisable within 60 days of April 15, 2019. Certain shares issuable upon the exercise of stock options issued to Dr. Linda Marbán are subject to early exercise under the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan. As of April 15, 2019, Dr. Linda Marbán has not indicated her intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.

(10)
Includes (i) 11,156 shares held by Ms. Krasney and (ii) 284,319 shares issuable upon the exercise of stock options held directly by Ms. Krasney that are exercisable or will become exercisable within 60 days of April 15, 2019. The shares issuable upon the exercise of stock options issued to Ms. Krasney are subject to early exercise under the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan. As of April 15, 2019, Ms. Krasney has not indicated her intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.

(11)
Includes (i) 3,099,154 shares held by Dr. Eduardo Marbán and (ii) 9,200 shares held by Linda and Eduardo Marbán as joint tenants with rights of survivorship.

(12)
Includes (i) 1,556,141 shares held by MD BTI, LLC (the “MD BTI, LLC Shares”), (ii) 324,196 shares held by MD BTI, Inc. (the “MD BTI, Inc. Shares”); and (iii) 897,041 shares held directly by Edward A. St. John, LLC (the “Edward A. St. John, LLC Shares”). Edward A. St. John, LLC, a Delaware limited liability company, is the company manager (the “Company Manager”) of MD BTI, LLC. Edward A. St. John, an individual, is the general manager of Company Manager. As the company manager of MD BTI, LLC, Company Manager is deemed to be the beneficial owner of the MD BTI, LLC Shares and is therefore deemed to have shared voting and dispositive power over the MD BTI, LLC Shares. Mr. St. John is the sole member and general manager of Company Manager and is therefore deemed to be the beneficial owner of the MD BTI, LLC Shares, the Edward A. St. John, LLC Shares. Additionally, Mr. St. John is the president of MD BTI, Inc. and is therefore deemed to be the beneficial owner of the MD BTI, Inc. Shares. As a result of the foregoing, Mr. St. John has the sole power to vote or direct the vote of 897,041 shares; has the shared power to vote or direct the vote of 1,880,337 shares; has the sole power to dispose or direct the disposition of 897,041 shares; and has the shared power to dispose or direct the disposition of 1,880,337 shares.

(13)
Includes (i) 4,049,959 shares held by Cedars-Sinai Medical Center. Thomas M. Priselac, the President and Chief Executive Officer of Cedars-Sinai Medical Center, and Edward M. Prunchunas, the Senior Vice President and Chief Financial Officer of Cedars-Sinai Medical Center, are deemed to share voting and dispositive power with respect to the shares held by Cedars-Sinai Medical Center. The Company is a party to two Exclusive License Agreements and a lease agreement with Cedars-Sinai Medical Center. See the section of this Proxy Statement entitled “Certain Relationships and Related Party Transactions”.

Securities Authorized for Issuance Under Equity Compensation Plans
We have two equity-incentive plans that have been approved by stockholders: (i) the 2006 Stock Option Plan; and (ii) the 2012 Restated Equity Incentive Plan. The Company also maintains the 2012 Non-Employee Director Stock Option Plan, which has not been approved by stockholders.
The following table sets forth additional information with respect to the shares of common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements in effect as of December 31, 2018. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, warrants, and rights, and the number of shares remaining available for future grant, excluding the shares to be issued upon exercise of outstanding options, warrants, and rights.
Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted- average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))(C)
Equity compensation plans approved by security holders:
The 2006 Stock Option Plan	569,545	$0.36	—
The 2012 Restated Equity Incentive Plan	4,099,389	$2.51	511,298
Equity compensation plans not approved by security holders:
2012 Non-Employee Director Stock Option Plan(1)	2,344,206	$0.37	60,044
Total	7,013,140	$1.62	571,342

(1)
Following the consummation of the merger between Nile Therapeutics, Inc. and Capricor, Inc., 2,697,311 shares of common stock were reserved under the 2012 Non-Employee Director Plan for the issuance of stock options to members of the Board who are not employees of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and reports of changes in the ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of the forms submitted to it during the last fiscal year, the Company believes that, during the last fiscal year, all such reports were timely filed.
2018 Executive Compensation
The following summary compensation table reflects cash and non-cash compensation for the 2018 and 2017 fiscal years awarded to or earned by (i) our principal executive officer for the fiscal year ended December 31, 2018; and (ii) the two most highly-compensated individuals, other than our principal executive officer, that served as an executive officer at the end of the fiscal year ended December 31, 2018 and who received in excess of  $100,000 in total compensation during such fiscal year. We refer to these individuals as our “named executive officers”.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Linda Marbán, Ph.D. Chief Executive Officer	2017	$232,909	—	$369,200	—	$602,109
	2018	$232,909	—	$144,562	—	$377,471
Karen Krasney, J.D. Executive Vice President & General Counsel	2017	$262,500	—	$46,150	$1,000(2)	$309,650
	2018	$300,000	—	$50,890	$1,000(2)	$351,890
Deborah Ascheim, M.D.(3) Former Chief Medical Officer	2017	$255,000	—	$92,300	$1,000(2)	$348,300
	2018	$244,451	—	$119,446	$1,000(2)	$364,897
Anthony Bergmann Chief Financial Officer	2017	$154,500	—	$64,610	$1,000(2)	$220,110
	2018	$200,000	—	$72,700	$1,000(2)	$273,700

(1)
Amounts reflect the grant date fair value of awards granted under the Company’s 2012 Restated Equity Incentive Plan, computed pursuant to Financial Accounting Standards Board’s Accounting Standards Codification 718 “Compensation — Stock Compensation.” Assumptions used in the calculation of these amounts are included in Note 4 — “Stock Awards, Warrants and Options,” of the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 29, 2019. See the “Outstanding Equity Awards at Fiscal Year-End” table for information regarding all option awards outstanding as of December 31, 2018.

(2)
Represents premiums contributed by the Company for the employee’s Health Reimbursement Flexible Spending account.

(3)
Dr. Deborah Ascheim resigned effective October 31, 2018.

Employment Agreements and Post-Termination Benefits
Linda Marbán, Ph.D. — President and Chief Executive Officer
Dr. Linda Marbán’s employment as our Chief Executive Officer is subject to the terms of that certain employment agreement dated September 1, 2010, by and between Capricor, Inc. and Dr. Marbán. In accordance with the agreement, Dr. Marbán is required to devote three-fourths of her time to the position of Chief Executive Officer and was initially entitled to an annual salary of  $150,000. Effective February 2013, her annual base salary was increased to $232,909. Effective January 1, 2018, her annual base salary was increased to $275,000 but in lieu of receiving a cash increase, Dr. Marbán elected to receive a 10-year option to purchase 33,512 shares in which will vest 1/12 on the first day of each month, commencing February 1, 2018, with the last month vesting on December 31, 2018. Furthermore, effective February 1, 2019, Dr. Marban reduced her annual salary to $150,000 per year. Notwithstanding the vesting schedule, early exercise of options is permissible pursuant to Dr. Marbán’s option agreements under The 2012 Plan. Dr. Marbán’s employment is at will and she has also signed an employee invention assignment, non-disclosure, non-solicitation, and non-competition agreement. In the event the employment agreement is terminated during the term other than for cause, death or disability, she would be entitled to receive a severance payment equal to three months’ salary then in effect. In addition, if upon the hiring of a new Chief Executive Officer, the Company does not employ Dr. Marbán at a level of at least a Vice President, she could resign from her employment for good reason and in that case she would be entitled to receive a severance payment equal to three months’ salary and the vesting of her then unvested options would be accelerated by six months. Furthermore, on March 15, 2019 the Board approved a severance package for Dr. Marbán pursuant to which, subject to certain conditions, she may be entitled to receive a severance payment equal to six months of her base salary.

Karen Krasney, J.D. — Executive Vice President, General Counsel
Karen Krasney’s employment as our Executive Vice President and General Counsel commenced March 1, 2012. Effective January 1, 2018, Ms. Krasney’s annual base salary is $300,000. In addition, Ms. Krasney has signed an at-will employment, confidential information, and invention assignment agreement, and an arbitration agreement. Furthermore, on March 15, 2019 the Board approved a severance package for Ms. Krasney pursuant to which, subject to certain conditions, she may be entitled to receive a severance payment equal to six months of her base salary.
Anthony Bergmann, MBA. — Chief Financial Officer
Anthony Bergmann employment as our Chief Financial Officer commenced in May 2011. Effective January 1, 2018, Mr. Bergmann’s annual base salary is $200,000. In addition, Mr. Bergmann has signed an at-will employment, confidential information, and invention assignment agreement, and an arbitration agreement. Furthermore, on March 15, 2019 the Board approved a severance package for Mr. Bergmann pursuant to which, subject to certain conditions, he may be entitled to receive a severance payment equal to six months of his base salary.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning unexercised stock options held by the named executive officers at December 31, 2018:
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Linda Marbán, Ph.D.	414,971	—	—	0.37	09/01/2020 (1)
	414,971	—	—	0.30	05/14/2023(2)(18)
	234,375	15,625	—	5.78	03/03/2025(3)(18)
	95,833	104,167	—	2.55	01/03/2027(4)(18)
	48,748	51,252	—	1.57	01/02/2028(5)(18)
Karen Krasney, J.D.	189,320	—	—	0.37	11/13/2022(6)(18)
	28,125	1,875	—	5.78	03/03/2025(7)(18)
	31,250	18,750	—	3.12	06/02/2026(8)(18)
	11,979	13,021	—	2.55	01/03/2027(9)(18)
	8,020	26,980	—	1.57	01/02/2028(10)(18)
Anthony Bergmann	16,598	—	—	0.37	07/27/2022(11)
	21,785	—	—	0.30	10/23/2023 (12)(18)
	23,438	1,562	—	5.78	03/03/2025 (13)(18)
	18,750	11,250	—	3.12	06/02/2026 (14)(18)
	16,770	18,230	—	2.55	01/03/2017 (15)(18)
	11,458	38,542	—	1.57	01/02/2028 (16)(18)
Deborah Ascheim, M.D.	102,916	—	—	4.34	01/30/2019 (17)(18)
	22,916	—	—	2.55	01/30/2019 (17)(18)
	7,291	—	—	1.57	01/30/2019 (17)(18)
	6,768	—	—	1.57	01/30/2019 (17)(18)
	4,166	—	—	1.24	01/30/2019 (17)(18)

(1)
Vesting schedule is as follows: 25% of the shares of common stock subject to this option vested immediately. 20% of the remaining shares of common stock subject to this option vested on each of September 1, 2011, September 1, 2012, September 1, 2013, September 1, 2014 and September 1, 2015. This option became fully vested on September 1, 2015.

(2)
Vesting schedule is as follows: The shares of common stock subject to this option vest 25% per year over 4 years commencing June 1, 2014. This option became fully vested on June 1, 2017.

(3)
Vesting schedule is as follows: The shares of common stock subject to this option vest 1/48th per month commencing April 1, 2015.

(4)
Vesting schedule is as follows: The shares of common stock subject to this option vest 1/48th per month commencing February 1, 2017.

(5)
Vesting schedule is as follows: 33,512 of the shares of common stock subject to this option vest 1/12th per month commencing February 1, 2018 with the last 1/12th vest on December 31, 2018. 66,488 of the shares of common stock subject to this option vest 1/48th per month commencing on February 1, 2018.

(6)
Vesting schedule is as follows: 25% of the shares of common stock subject to this option vested immediately, with the remainder vesting over 36 months commencing December 1, 2012. This option became fully vested on December 1, 2015.

(7)
Vesting schedule is as follows: The shares of common stock subject to this option vest 1/48th per month commencing April 1, 2015.

(8)
Vesting schedule is as follows: The shares of common stock subject to this option vest 1/48th per month commencing July 1, 2016.

(9)
Vesting schedule is as follows: The shares of common stock subject to this option vest 1/48th per month commencing February 1, 2017.

(10)
Vesting schedule is as follows: The shares of common stock subject to this option vest 1/48th per month commencing February 1, 2018.

(11)
Vesting schedule is as follows: 25% of the shares of common stock subject to this option vested immediately, with the remainder vesting over 36 months commencing December 1, 2012. This option became fully vested on December 1, 2015.

(12)
Vesting schedule is as follows: The shares of common stock subject to this option vest 25% per year over 4 years commencing June 1, 2014. This option became fully vested on June 1, 2017.

(13)
Vesting schedule is as follows: The shares of common stock subject to this option vest 1/48th per month commencing April 1, 2015.

(14)
Vesting schedule is as follows: The shares of common stock subject to this option vest 1/48th per month commencing July 1, 2016.

(15)
Vesting schedule is as follows: The shares of common stock subject to this option vest 1/48th per month commencing February 1, 2017.

(16)
Vesting schedule is as follows: The shares of common stock subject to this option vest 1/48th per month commencing February 1, 2018.

(17)
Dr. Deborah Ascheim’s last day of employment with Capricor was October 31, 2018. Pursuant to the Stock Option Agreement, all further vesting ceased upon her resignation and a 90-day exercise window commenced.

(18)
The options issued under the 2012 Restated Equity Incentive Plan are subject to early exercise. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.

Compensation of Directors
The following table sets forth the compensation received by our directors for their service in fiscal year 2018. Dr. Marbán is not listed below since she is an employee of the Company and receives no additional compensation for serving on our Board or its committees.
Name	Fees Earned or Paid in Cash	Option Awards(1)(2)	All Other Compensation	Total
Frank Litvack, M.D.	—	$86,615	$120,000(3)	$206,615
George Dunbar	—	$40,275	—	$40,275
Louis Manzo	—	$36,702	—	$36,702
Earl Collier	—	$43,847	—	$43,847
David Musket	—	$54,565	—	$54,565
Joshua Kazam	—	$25,985	—	$25,985

(1)
Amounts reflect the grant date fair value of awards granted under the 2012 Restated Equity Incentive Plan, computed pursuant to Financial Accounting Standards Board’s Accounting Standards Codification 718 “Compensation — Stock Compensation”. Assumptions used in the calculation of these amounts are included in Note 4 — “Stock Awards, Warrants and Options”, of the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 29, 2019.

(2)
Options granted for the following number of shares were outstanding as of December 31, 2018: Dr. Litvack — 2,267,565 shares; Mr. Dunbar — 260,130 shares; Mr. Manzo — 470,115 shares; Mr. Collier — 259,505 shares; Mr. Musket — 336,588 shares; and Mr. Kazam — 140,221 shares.

(3)
Pursuant to the terms of a Consulting Agreement, dated March 24, 2014, Capricor, Inc. paid to Dr. Litvack $10,000 per month, for an aggregate of  $120,000 during the year ended December 31, 2018, as consideration.

Risk Assessment of Compensation Programs
We do not believe that our compensation programs create risks that are reasonably likely to have a material adverse effect on our Company. We believe that the combination of different types of compensation as well as the overall amount of compensation, together with our internal controls and oversight by our Board, mitigates potential risks.
Certain Relationships and Related Party Transactions
Cedars-Sinai Medical Center
CDCs License
On January 9, 2014, Capricor, Inc. executed an Amended and Restated Exclusive License Agreement with CSMC (the “CDCs License”) for certain intellectual property rights. The CDCs License provides for the grant of an exclusive, world-wide, royalty-bearing license by CSMC to Capricor, Inc. (with the right to sublicense) to conduct research using the patent rights and know-how and develop and commercialize products in the field using the patents rights and know-how. In addition, Capricor, Inc. has the exclusive right to negotiate for an exclusive license to any future rights arising from work conducted by or under the direction of Dr. Eduardo Marbán, a greater than 10% holder of our outstanding common stock, on behalf of CSMC. In the event the parties fail to agree upon the terms of an exclusive license, Capricor, Inc. will have a non-exclusive license to such future rights, subject to royalty obligations. Pursuant to the CDCs License, Capricor, Inc. is obligated to pay royalties on sales of royalty-bearing products as well as a percentage of the consideration received from any sublicenses or other grant of rights.
On March 20, 2015, Capricor, Inc. and CSMC entered into a First Amendment to the CDCs License, pursuant to which the parties agreed to delete certain patent applications from the list of scheduled patent rights which Capricor, Inc. determined not to be material to the portfolio.

On August 5, 2016, Capricor, Inc. and CSMC entered into a Second Amendment to the CDCs License, pursuant to which the parties agreed to add certain patent families to the list of scheduled patent rights set forth in the agreement.
On December 26, 2017, Capricor, Inc. and CSMC entered into a Third Amendment to the CDCs License. Under the Third License Amendment, (i) the description of scheduled patent rights has been replaced by a revised schedule that includes seven additional patent applications; and (ii) Capricor, Inc. is required to reimburse CSMC approximately $50,000 for attorneys’ fees and filing fees that were incurred in connection with the additional patent rights.
On June 20, 2018, Capricor and CSMC entered into a Fourth Amendment to the Amended CSMC License Agreement. Under the Fourth License Amendment, the description of scheduled patent rights has been replaced by a revised schedule that includes two additional patent applications.
Exosomes License
On May 5, 2014, Capricor, Inc. entered into an Exclusive License Agreement with CSMC (the “Exosomes License”), for certain intellectual property rights related to exosomes technology. Pursuant to the Exosomes License, Capricor, Inc. is required to meet certain non-monetary development milestones and is obligated to pay low single-digit royalties on sales of royalty-bearing products as well as a single-digit percentage of the consideration received from any sublicenses or other grant of rights.
On February 27, 2015, Capricor, Inc. and CSMC entered into a First Amendment to the Exosomes License, pursuant to which the description of scheduled patent rights has been replaced by a revised schedule that includes four additional patent applications and Capricor, Inc. is required to pay CSMC certain defined product development milestone payments upon reaching certain phases of its clinical studies and upon receiving product approval from the FDA.
On June 10, 2015, Capricor, Inc. and CSMC entered into a Second Amendment to the Exosomes License, pursuant to which the parties agreed to add an additional patent application to the list of scheduled of patent rights.
On August 5, 2016, Capricor, Inc. and CSMC entered into a Third Amendment to the Exosomes License, pursuant to which the parties agreed to add certain patent families to the list of schedule of patent rights.
On December 26, 2017, Capricor, Inc. and CSMC entered into a Fourth Amendment to the Exosomes License. Under the Fourth Exosomes License Amendment, (i) the description of scheduled patent rights was replaced by a revised schedule that includes seven additional patent applications; (ii) Capricor, Inc. is required to reimburse CSMC approximately $50,000 for attorneys’ fees and filing fees that were incurred in connection with the additional patent rights; and (iii) a schedule to the Exosomes License was modified to extend the milestone deadline for filing an IND for at least one product to December 31, 2018.
On June 20, 2018, Capricor and CSMC entered into a Fifth Amendment to the Exosomes License Agreement (the “Fifth License Amendment”). Under the Fifth License Amendment, (i) the description of scheduled patent rights has been replaced by a revised schedule that includes four additional patent applications; and (ii) Capricor is required to reimburse CSMC approximately $27,000 for attorneys’ fees and filing fees that were incurred in connection with the additional patent rights.
On September 25, 2018, Capricor and CSMC entered into a Sixth Amendment to the Exosomes License Agreement (the “Sixth License Amendment”). Under the Sixth License Amendment, the milestone deadline for filing an IND for at least one product has been extended to December 31, 2019. If the Company does not file an IND by December 31, 2019, or negotiate an additional extension of the milestone deadline, CSMC would have the option to convert the exclusive license to a non-exclusive license or to a co-exclusive license or terminate the license under Title 35, Section 203 of the United States Code. Prior to exercising such option, Capricor has the opportunity to cure the failure to file for a period of 90 days after its receipt of written notice from CSMC of its intent to exercise its option.
Facilities Lease
Capricor, Inc. presently maintains its laboratory, research and manufacturing facilities in leased premises located at CSMC, or the Facilities Lease. The Facilities Lease which Capricor entered into with

CSMC is for a term of three years commencing June 1, 2014 and replaced the month-to-month lease that was previously in effect between CSMC and Capricor. On August 10, 2017, the Company and CSMC entered into the First Amendment to the Facilities Lease effective August 1, 2017, or the First Amendment, pursuant to which the term of the Facilities Lease was extended for an additional 12-month period, and the Company was granted an option to further extend the term for an additional 12-month period thereafter through July 31, 2019. Under the First Amendment, the total monthly rent increased from approximately $19,350 to $19,756. In addition, pursuant to the First Amendment, the premises covered by the Facilities Lease now also include the manufacturing facility currently being utilized by Capricor. In lieu of further increasing the monthly rental payment set forth in the First Amendment, the Company has also agreed to provide doses of CAP-1002 for use in CSMC’s clinical trials for a negotiated amount of monetary compensation. On September 7, 2018, Capricor entered into a Second Amendment to the CSMC Facilities Lease pursuant to which Capricor was granted two consecutive 1-year options to extend the term of the Facilities Lease through July 31, 2021. We entered into a Third Amendment to the CSMC Facilities Lease reducing the square footage of the leased premises, which resulted in a rent reduction of approximately $4,000 per month which became effective March 1, 2019. The premises leased from CSMC are located at 8700 Beverly Blvd., Los Angeles, California 90048.
Provision of Cells for CSMC Trials
Capricor, Inc. is providing cells for investigational purposes in two clinical trials sponsored by CSMC. These cells were developed as part of the Company’s past research and development efforts. The first trial is known as “Regression of Fibrosis and Reversal of Diastolic Dysfunction in HFpEF Patients Treated with Allogeneic CDCs.” Dr. Eduardo Marbán is the named principal investigator under the study. The second trial is known as “Pulmonary Arterial Hypertension treated with Cardiosphere-derived Allogeneic Stem Cells.” In both studies, Capricor, Inc. is providing the necessary number of doses of cells and will receive a negotiated amount of monetary compensation which is estimated to be approximately $2.1 million over several years.
Dr. Frank Litvack
On May 10, 2018, Capricor and TrialTech Medical, Inc., a corporation in which Dr. Frank Litvack, our Executive Chairman and a director, is a co-founder, shareholder and chairman, entered into an agreement whereby TrialTech Medical, Inc. would provide clinical trial services to Capricor for its HOPE-2 clinical trial. In December 2018, we ceased the use of these services. Total costs incurred under the agreement were approximately $42,600.
Employment Agreements
Information regarding our executive employment agreements for certain officers is located under the caption, “Employment Agreements and Post-Termination Benefits” above.
Director and Officer Indemnification Agreements
In addition to the indemnification provisions contained in our certificate of incorporation and bylaws, we generally enter into separate indemnification agreements with our directors and executive officers. These agreements require us, among other things, to indemnify the director or executive officer against specified expenses and liabilities, such as attorneys’ fees, judgments, fines and settlements, paid by the individual in connection with any action, suit or proceeding arising out of the individual’s status or service as our director or executive officer, other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which the individual may be entitled to indemnification by us. We also intend to enter into these agreements with our future directors and executive officers.
Policies and Procedures for Related Party Transactions
Although we have adopted a Code of Business Conduct and Ethics, we rely on the Board to review related party transactions on an ongoing basis to prevent conflicts of interest. The Board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to the Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If the Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. The Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices and other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice, Proxy Statement, Annual Report and other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice, Proxy Statement and Annual Report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, Proxy Statement and Annual Report, please notify your broker or us. Direct your written request to the Company’s Corporate Secretary at 8840 Wilshire Blvd., 2nd Floor, Beverly Hills, California 90211 or contact the Company’s Corporate Secretary at (310) 358-3200. Stockholders who currently receive multiple copies of the Notices, Proxy Statements, Annual Reports and other Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their broker or our Corporate Secretary in the same manner described above. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice, Proxy Statement, Annual Report and other Annual Meeting materials to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s public reference room at the following location:
Public Reference Room
100 F Street, N.E.
Washington, DC 20549
Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at “http://www.sec.gov.” Copies of our SEC filings are also available through our website (www.capricor.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC.
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

Linda Marbán, Ph.D.
Chief Executive Officer and a Director

APPENDIX A
CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CAPRICOR THERAPEUTICS, INC.
Capricor Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
FIRST:   The name of the Corporation is Capricor Therapeutics, Inc.
SECOND:   The original Certificate of Incorporation of the Corporation (formerly known as SMI Products, Inc. and Nile Therapeutics, Inc., respectively) was filed with the Secretary of State of the State of Delaware on January 26, 2007, a Certificate of Amendment of Certificate of Incorporation was thereafter filed with the Secretary of State of the State of Delaware on November 20, 2013 (the “Certificate of Incorporation”).
THIRD:   The Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments (the “Certificate of Amendment”) to the Certificate of Incorporation amending the Certificate of Incorporation as follows:
The Certificate of Incorporation shall be amended by deleting the text of the first paragraph of Article Fourth thereof and substituting the following two paragraphs therefor.
“Effective at [5 p.m., Eastern Time, on the date of the filing of the Certificate of Amendment to Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware] (the “Effective Time”), each [three (3), four (4), five (5), six (6), seven (7), eight (8), nine (9), ten (10), eleven (11), twelve (12), thirteen (13), fourteen (14), fifteen (15)] shares of Common Stock (as such term is defined in the Certificate of Incorporation in effect immediately prior to the Effective Time), par value $0.001 per share, of the Corporation issued and outstanding immediately prior to the Effective Time (the “Old Shares”) shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (as defined below) (the “Reverse Stock Split”). No fractional shares shall be issued as a result of the Reverse Stock Split and, in lieu thereof, the Corporation shall pay to the holder of any such fractional share an amount in cash equal to such fraction multiplied by the closing sale price of the Corporation’s common stock on The Nasdaq Capital Market on the trading day immediately before the date of the effectiveness of the Reverse Stock Split (as adjusted for the Reverse Stock Split). Each stock certificate representing the Old Shares immediately prior to the Effective Time shall thereafter represent that number of whole shares of Common Stock outstanding after the Effective Time into which the Old Shares represented by such certificate shall have been combined. Each holder of record of a stock certificate or certificates representing the Old Shares shall receive, upon surrender of such certificate or certificates, a new certificate or certificates representing the number of whole shares of Common Stock to which such holder is entitled pursuant to the Reverse Stock Split or, at the discretion of the Corporation and unless otherwise instructed by such holder, book-entry shares in lieu of a new certificate or certificates representing the number of whole shares of Common Stock to which such holder is entitled pursuant to the Reverse Stock Split. The shares of Common Stock issued in connection with the Reverse Stock Split shall have the same rights, preferences and privileges as the Old Shares.
Immediately after the effectiveness of the Reverse Stock Split, the total number of shares of all classes of stock which the Corporation shall have authority to issue shall be Fifty Five Million (55,000,000) shares, consisting of  (i) Fifty Million (50,000,000) shares of common stock, par value $0.001 per share (“Common Stock”), and (ii) Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).”
FOURTH:   The Board of Directors of the Corporation declared the Certificate of Amendment to be advisable and directed that the Certificate of Amendment be submitted to the stockholders of the Corporation for consideration thereof.

FIFTH:   That thereafter, pursuant to resolution of its Board of Directors of the Corporation, a meeting of stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the Delaware General Corporation Law at which meeting the necessary number of shares as required by statute were voted in favor of the Certificate of Amendment.
SIXTH:   That the foregoing Certificate of Amendment was duly adopted in accordance with the provisions of Section 222 of the Delaware General Corporation Law.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this day of  [**], 2019.
CAPRICOR THERAPEUTICS, INC.
By:

Linda Marbán, Ph.D.
Chief Executive Officer and Director

PROXY	CAPRICOR THERAPEUTICS, INC.	PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned, a stockholder of Capricor Therapeutics, Inc., hereby appoints Linda Marbán, Ph.D. and Karen Krasney, Esq., and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Stockholders of Capricor Therapeutics, Inc., to be held at 8840 Wilshire Blvd., 2nd Floor, Beverly Hills, California 90211 at 10:00 a.m. (PDT), on May 29, 2019, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, in the manner directed herein.
This proxy will be voted as directed, or if no direction is indicated, will be voted in accordance with the recommendations of the Board of the Directors.
The Board of Directors recommends you vote “FOR” the following:
1.
ELECTION OF DIRECTORS

Frank Litvack	☐ FOR	☐ WITHHOLD
Linda Marbán	☐ FOR	☐ WITHHOLD
David Musket	☐ FOR	☐ WITHHOLD
George Dunbar	☐ FOR	☐ WITHHOLD
Louis Manzo	☐ FOR	☐ WITHHOLD
Earl Collier, Jr.	☐ FOR	☐ WITHHOLD
The Board of Directors recommends you vote “FOR” the following proposal:
2.
RATIFICATION OF THE SELECTION OF ROSE, SNYDER & JACOBS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2019

☐ FOR                ☐ AGAINST                ☐ ABSTAIN
The Board of Directors recommends you vote “FOR” the following proposal:
3.
APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICIATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO IN THE RANGE OF 1-FOR-3 TO 1-FOR-15, WITH SUCH RATIO TO BE DETERMINED IN THE DISCRETION OF OUR BOARD OF DIRECTORS AND WITH SUCH REVERSE STOCK SPLIT TO BE EFFECTED AT SUCH TIME AND DATE, IF AT ALL, AS DETERMINED BY OUR BOARD OF DIRECTORS IN ITS SOLE DISCRETION

☐ FOR                ☐ AGAINST                   ☐ ABSTAIN
The Board of Directors recommends you vote “FOR” the following proposal:
4.
TO AUTHORIZE AN ADJOURNMENT OF THE MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE ABOVE PROPOSALS

☐ FOR                ☐ AGAINST                ☐ ABSTAIN
Dated:                                        , 2019

Signature

Signature of jointly held
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The proxy statement and proxy card are available at http://www.capricor.com/inv_sec.html